Exhibit 99.3
BLOOMIN’ BRANDS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 1, 2013, Bloomin’ Brands, Inc. (the “Company”), through its wholly-owned subsidiary Outback Steakhouse Restaurantes Brasil S.A. (“OB Brasil”) (formerly known as Bloom Holdco Participações Ltda.), completed its previously announced acquisition of a controlling interest in PGS Participações Ltda. (“PGS Par”), the Company’s former joint venture partner, in accordance with the Quota Purchase and Sale Agreement entered into on October 31, 2013 (the “Purchase Agreement”), by purchasing 80% of the issued and outstanding capital stock of PGS Par, which held a 50% interest in PGS Consultoria e Serviços Ltda. (the “Brazilian Joint Venture”) (collectively, the “Acquisition”). Prior to the Acquisition, the Company held a 50% interest in the Brazilian Joint Venture. As a result of the Acquisition, the Company now holds a 90% interest in the Brazilian Joint Venture, which operates Outback Steakhouse restaurants in Brazil.

The following unaudited pro forma condensed combined financial statements of Bloomin’ Brands, Inc. for the year ended December 31, 2012, and as of and for the nine months ended September 30, 2013, are based on historical consolidated financial statements of Bloomin’ Brands, Inc. and give effect to the Acquisition after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The historical consolidated financial statements of the Brazilian Joint Venture were prepared in conformity with accounting principles generally accepted in Brazil, which are converged to International Financial Reporting Standards (“IFRS”) (collectively “BR GAAP”), which differs in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). Necessary adjustments have been made to reconcile the historical consolidated financial statements of the Brazilian Joint Venture to U.S. GAAP. These adjustments relate primarily to differences relating to income tax contingencies.

The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2013 gives effect to the Acquisition by the Company of the Brazilian Joint Venture as if it had occurred on September 30, 2013. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2012, and for the nine months ended September 30, 2013, give effect to the Acquisition as if it had occurred on January 1, 2012. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the consolidated results of operations. In addition, to ensure timely reporting, the Company made the election to consolidate the results of its Brazilian operations on a one-month lag, effective as of the acquisition date. The accompanying unaudited pro forma condensed combined financial statements do not reflect the lag.

The Unaudited Pro Forma Condensed Combined Statements of Operations do not reflect the following amounts that are not expected to have a continuing impact on the consolidated results of operations: (i) professional fees associated with the Acquisition; (ii) gain on remeasurement to fair value of previously held equity investment in the Brazilian Joint Venture; and (iii) interest expense associated with the borrowings of $100.0 million on the revolving credit facility since the Company repaid the borrowings in full prior to December 31, 2013. Had the Acquisition occurred on January 1, 2012, these amounts would have been an aggregate gain of approximately $34.8 million. In addition, the Unaudited Pro Forma Condensed Combined Statements of Operations do not consider reduced interest expense had the cash used in the Acquisition been applied to lower the Company’s outstanding debt obligation. Actual amounts were or will be recorded by us in the period in which these transactions are completed. The pro forma adjustments exclude the impact of the one-month reporting lag that was adopted by the Company upon acquisition and, therefore, the unaudited pro forma condensed combined financial statements reflect calendar-based periods for all presented periods. In addition, the pro forma adjustments for the Acquisition do not include any post-closing adjustments that may occur pursuant to the Purchase Agreement, which may include adjustments of the purchase price, and any such post-closing adjustments may be material.

BLOOMIN’ BRANDS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - Continued

The unaudited pro forma condensed combined financial statements should be read in conjunction with the following:

•	the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements;

•	the consolidated financial statements of Bloomin’ Brands, Inc. for the year ended December 31, 2012 and the notes thereto;

•	the unaudited consolidated financial statements of Bloomin’ Brands, Inc. for the nine months ended September 30, 2013 and the notes thereto; and

•
the consolidated financial information of PGS Consultoria e Serviços Ltda. for the year ended December 31, 2012, the nine months ended September 30, 2013, and the notes thereto, included in this Form 8-K/A.

The unaudited pro forma condensed combined financial statements contained in this Form 8-K/A are presented for informational purposes only, contain a variety of adjustments, assumptions and preliminary estimates, are subject to numerous other uncertainties and do not purport to represent what the actual financial condition or results of operations of the Company would have been if the Acquisition had been completed as of the date or for the periods indicated above or that may be achieved as of any future date or for any future period. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Form 8-K/A. For purposes of the unaudited pro forma condensed combined financial information, the Acquisition consideration has been preliminarily allocated to the assets acquired and liabilities assumed based on information presently available to the Company to estimate fair values. The actual amounts as of November 1, 2013, the closing date of the Acquisition, may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial information.

BLOOMIN’ BRANDS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2013
(IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

	HISTORICAL
	BLOOMIN’ BRANDS, INC.	BRAZILIAN JOINT VENTURE	PRO FORMA ADJUSTMENTS	NOTES	PRO FORMA COMBINED
ASSETS
Current Assets
Cash and cash equivalents	$183,658	$15,272	$(20,599)	(a)	$178,331
Current portion of restricted cash	3,789	—	—		3,789
Inventories	70,717	5,228	—		75,945
Deferred income tax assets	49,446	—	—		49,446
Other current assets, net	99,770	18,238	(1,541)	(b)	116,467
Total current assets	407,380	38,738	(22,140)		423,978
Restricted cash	15,504	—	10,080	(a)	25,584
Property, fixtures and equipment, net	1,563,443	69,312	5,898	(c)	1,638,653
Investments in and advances to unconsolidated affiliates, net	40,973	—	(40,453)	(d)	520
Goodwill	271,163	—	87,518	(e)	358,681
Intangible assets, net	541,214	2,573	80,816	(f)	624,603
Deferred income tax assets	2,893	4,473	(4,473)	(g)	2,893
Other assets, net	155,557	3,312	—		158,869
Total assets	$2,998,127	$118,408	$117,246		$3,233,781

	(CONTINUED...)

BLOOMIN’ BRANDS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2013
(IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

	HISTORICAL
	BLOOMIN’ BRANDS, INC.	BRAZILIAN JOINT VENTURE	PRO FORMA ADJUSTMENTS	NOTES	PRO FORMA COMBINED
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$155,445	$7,456	$(369)	(b)	$162,532
Accrued and other current liabilities	171,272	21,131	(1,172)	(b)	191,231
Current portion of partner deposits and accrued partner obligations	13,566	506	—		14,072
Unearned revenue	202,204	—	—		202,204
Current portion of long-term debt	13,341	—			13,341
Total current liabilities	555,828	29,093	(1,541)		583,380
Partner deposits and accrued partner obligations	77,094	5,878	—		82,972
Deferred rent	103,024	978	(978)	(h)	103,024
Deferred income tax liabilities	130,636	—	25,268	(i)	155,904
Long-term debt, net	1,447,768	—	100,000	(j)	1,547,768
Other long-term liabilities, net	261,064	7,550	3,253	(k)	271,867
Total liabilities	2,575,414	43,499	126,002		2,744,915
Commitments and contingencies
Mezzanine Equity
Redeemable noncontrolling interests	—	—	22,380	(l)	22,380
Stockholders’ Equity
Bloomin’ Brands, Inc. Stockholders’ Equity
Preferred stock, $0.01 par value, 25,000,000 shares authorized; no shares issued and outstanding	—	—	—		—
Common stock, $0.01 par value, 475,000,000 shares authorized; 124,287,148 shares issued and outstanding	1,243	9,804	(9,804)	(m)	1,243
Additional paid-in capital	1,057,933	—	—		1,057,933
Accumulated deficit	(624,070)	65,105	(28,142)	(n)	(587,107)
Accumulated other comprehensive loss	(16,780)	—	6,810	(o)	(9,970)
Total Bloomin’ Brands, Inc. stockholders’ equity	418,326	74,909	(31,136)		462,099
Noncontrolling interests	4,387	—	—		4,387
Total stockholders’ equity	422,713	74,909	(31,136)		466,486
Total liabilities, mezzanine equity and stockholders’ equity	$2,998,127	$118,408	$117,246		$3,233,781

The accompanying notes are an integral part of these condensed combined financial statements.

BLOOMIN’ BRANDS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2012
(IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

	HISTORICAL
	BLOOMIN’ BRANDS, INC.	BRAZILIAN JOINT VENTURE	PRO FORMA ADJUSTMENTS	NOTES	PRO FORMA COMBINED
Revenues
Restaurant sales	$3,946,116	$246,819	$—		$4,192,935
Other revenues	41,679	—	(11,221)	(p)	30,458
Total revenues	3,987,795	246,819	(11,221)		4,223,393
Costs and expenses
Cost of sales	1,281,002	74,808	—		1,355,810
Labor and other related	1,117,624	52,871	—		1,170,495
Other restaurant operating	918,522	49,044	(11,221)	(p)	956,345
Depreciation and amortization	155,482	8,706	8,865	(q)	173,053
General and administrative	326,473	37,032	—		363,505
Provision for impaired assets and restaurant closings	13,005	90	—		13,095
Income from operations of unconsolidated affiliates	(5,450)	—	5,118	(s)	(332)
Total costs and expenses	3,806,658	222,551	2,762		4,031,971
Income from operations	181,137	24,268	(13,983)		191,422
Loss on extinguishment and modification of debt	(20,957)	—	—		(20,957)
Other expense, net	(128)	(29)	—		(157)
Interest (expense) income, net	(86,642)	87	—		(86,555)
Income before provision for income taxes	73,410	24,326	(13,983)		83,753
Provision for income taxes	12,106	11,501	(1,340)	(t)	22,267
Net income	61,304	12,825	(12,643)		61,486
Less: net income attributable to noncontrolling interests	11,333	—	530	(u)	11,863
Net income attributable to Bloomin’ Brands, Inc.	$49,971	$12,825	$(13,173)		$49,623

Earnings per share:
Basic	$0.45				$0.44
Diluted	$0.44				$0.43
Weighted average common shares outstanding:
Basic	111,999				111,999
Diluted	114,821				114,821

The accompanying notes are an integral part of these condensed combined financial statements.

BLOOMIN’ BRANDS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2013
(IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

	HISTORICAL
	BLOOMIN’ BRANDS, INC.	BRAZILIAN JOINT VENTURE	PRO FORMA ADJUSTMENTS	NOTES	PRO FORMA COMBINED
Revenues
Restaurant sales	$3,047,854	$191,551	$—		$3,239,405
Other revenues	30,821	—	(9,194)	(p)	21,627
Total revenues	3,078,675	191,551	(9,194)		3,261,032
Costs and expenses
Cost of sales	993,031	59,421	—		1,052,452
Labor and other related	858,020	40,629	—		898,649
Other restaurant operating	717,489	36,475	(9,194)	(p)	744,770
Depreciation and amortization	121,220	6,760	5,860	(q)	133,840
General and administrative	199,407	23,878	(924)	(r)	222,361
Provision for impaired assets and restaurant closings	2,706	—	—		2,706
Income from operations of unconsolidated affiliates	(7,454)	—	7,454	(s)	—
Total costs and expenses	2,884,419	167,163	3,196		3,054,778
Income from operations	194,256	24,388	(12,390)		206,254
Loss on extinguishment and modification of debt	(14,586)	—	—		(14,586)
Other (expense) income, net	(127)	(27)	—		(154)
Interest (expense) income, net	(56,585)	233	—		(56,352)
Income before (benefit) provision for income taxes	122,958	24,594	(12,390)		135,162
(Benefit) provision for income taxes	(30,696)	9,178	(933)	(t)	(22,451)
Net income	153,654	15,416	(11,457)		157,613
Less: net income attributable to noncontrolling interests	4,269	—	1,009	(u)	5,278
Net income attributable to Bloomin’ Brands, Inc.	$149,385	$15,416	$(12,466)		$152,335

Earnings per share:
Basic	$1.22				$1.24
Diluted	$1.16				$1.19
Weighted average common shares outstanding:
Basic	122,624				122,624
Diluted	128,464				128,464

The accompanying notes are an integral part of these condensed combined financial statements.

BLOOMIN’ BRANDS, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
(IN THOUSANDS OF U.S. DOLLARS, UNLESS OTHERWISE NOTED)

1.     Transaction Description

On November 1, 2013, the Company, through its wholly-owned subsidiary OB Brasil, completed its previously announced acquisition of a controlling interest in PGS Par, the Company’s former joint venture partner, in accordance with the Purchase Agreement, by purchasing 80% of the issued and outstanding capital stock of PGS Par, which held a 50% interest in the Brazilian Joint Venture. Prior to the Acquisition, the Company held a 50% interest in the Brazilian Joint Venture. As a result of the Acquisition, the Company now holds a 90% interest in the Brazilian Joint Venture, which operates Outback Steakhouse restaurants in Brazil. The Company completed the Acquisition for total consideration of R$240.8 million (BRL) (or approximately $110.5 million) in cash. The Company financed the Acquisition primarily with borrowings of $100.0 million on its existing revolving credit facility and available cash. The revolving credit facility borrowings were subsequently repaid in full prior to December 31, 2013.

2.    Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using U.S. GAAP and was based on the historical consolidated financial statements of the Company and the Brazilian Joint Venture. All pro forma financial statements use the Company’s period end date and no adjustments were made for the one-month lag period that was adopted by the Company at the acquisition date.

The historical consolidated financial statements of the Brazilian Joint Venture were prepared in conformity with BR GAAP, which differs in certain respects from U.S. GAAP. Necessary adjustments have been made to reconcile the historical consolidated financial statements of the Brazilian Joint Venture to U.S. GAAP. These adjustments relate primarily to differences relating to income tax contingencies and are included in the column under the heading “Pro Forma Adjustments”.

The Acquisition will be accounted for under the acquisition method of accounting, which requires that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under U.S. GAAP.

The historical unaudited consolidated balance sheet of the Brazilian Joint Venture was prepared in Brazilian Reais and has been translated to U.S. Dollars using a rate of $0.45, which approximates the Brazilian Real conversion rate to U.S. Dollars on September 30, 2013. The Brazilian Joint Venture historical audited consolidated statement of operations for the year ended December 31, 2012 and unaudited consolidated statement of operations for the nine months ended September 30, 2013 have been translated to U.S. Dollars using exchange rates of $0.53 and $0.47, respectively, which approximate the average Brazilian Real conversion rate to U.S. Dollars for the applicable periods. Certain of the pro forma adjustments have been translated to U.S. Dollars using an exchange rate of $0.46, which approximates the Brazilian Real conversion rate to U.S. Dollars on November 1, 2013, the closing date of the Acquisition.

3.    Significant Accounting Policies

Certain amounts in the historical consolidated financial statements of the Brazilian Joint Venture have been reclassified to conform to the Company’s financial statement presentation. Management will also continue to assess the accounting policies of the Brazilian Joint Venture for adjustments in addition to those reflected in the unaudited pro forma condensed combined financial information that may be required to conform the accounting policies of the Brazilian Joint Venture to the Company’s.

BLOOMIN’ BRANDS, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS - Continued
(IN THOUSANDS OF U.S. DOLLARS, UNLESS OTHERWISE NOTED)

4.    Assets Acquired and Liabilities Assumed

The following table summarizes the cash paid and preliminary estimated fair values of the assets acquired and the liabilities assumed as if the Acquisition occurred on September 30, 2013:

Cash and cash equivalents	$15,272
Inventories	5,228
Other current assets, net	18,238
Property, fixtures and equipment	75,210
Goodwill	140,149
Intangible assets:
Reacquired franchise rights	80,542
Favorable leases	4,139
Other assets, net	3,312
Accounts payable	(7,456)
Accrued and other current liabilities	(21,131)
Current portion of partner deposits and accrued partner obligations	(506)
Long-term portion of partner deposits and accrued partner obligations	(5,878)
Deferred income taxes	(25,268)
Other long-term liabilities, net	(10,803)
271,048
Fair value of previously held equity investment	(138,149)
Remaining redeemable noncontrolling interest	(22,380)
Total purchase price	$110,519

The above allocation will remain preliminary until the Company has all of the information necessary to finalize the allocation of the purchase price.

Identifiable intangible assets, net

The fair value of net intangible assets has been allocated to the following two categories: (i) reacquired franchise rights and (ii) favorable and unfavorable leases. The reacquired franchise rights will be amortized on a straight-line basis over the remaining life of each restaurants’ franchise agreement, without consideration of renewal. The favorable and unfavorable leases will be amortized on a straight-line basis over the remaining lease term. The following table represents details of the identifiable intangible assets:

BLOOMIN’ BRANDS, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS - Continued
(IN THOUSANDS OF U.S. DOLLARS, UNLESS OTHERWISE NOTED)

	FAIR VALUE AMOUNT	ESTIMATED USEFUL LIFE (in years)	PRO FORMA FIRST YEAR AMORTIZATION (1)
Reacquired franchise rights	$80,542	4 - 20	$6,860
Favorable leases	4,139	1 - 13	731
Unfavorable leases (2)	(1,758)	1 - 13	(251)
Total identifiable intangible assets, net	$82,923		$7,340
____________________

(1)	Represents amortization expense expected to be recorded over the first 12-month period subsequent to the acquisition date.

(2)	Unfavorable leases are included in Other long-term liabilities, net in the preliminary estimated fair values of the assets acquired and the liabilities assumed table shown above.

The fair values of the identifiable intangible assets were determined based on the following approach:

•
Reacquired franchise rights: The value assigned to the reacquired franchise rights was determined using the income approach. Projected after-tax, post-royalty expense cash flows derived from the franchise rights that were reacquired, net of capital charges, were discounted to present value. Expectations related to future restaurant performance were based on historical data, and a long-term forecast was constructed based on the Company’s financial projections and expectations. The capital charges applied serve to recognize the use of other assets in deriving value from the franchise agreement. The resulting cash flows were then discounted to present value.

•
Favorable and unfavorable leases: The values assigned to favorable and unfavorable leases were determined using a market approach. The variance between market rent and contract rent over the remaining lease term was discounted to present value on a location-by-location basis.

Step acquisition

A step acquisition occurs when a controlling ownership interest is gained over a period of time. Applicable accounting guidance requires that a step acquisition in which control is obtained over a business be accounted for as a business combination. The accounting guidance also requires that previously held equity interests be remeasured at fair value and any difference between the fair value and the carrying value of the equity interest held be recognized as a gain or loss on the statement of operations. The fair value assigned to the previously held equity investment in the Brazilian Joint Venture for purposes of calculating the gain or loss was determined using the income approach, based on a discounted cash flow methodology. The resulting gain on remeasurement to fair value of the previously held equity investment in the Brazilian Joint Venture in the amount of $37.0 million has been included as an adjustment to the Accumulated deficit in the Unaudited Pro Forma Condensed Combined Balance Sheet but excluded from the Unaudited Pro Forma Condensed Combined Statements of Operations.

Noncontrolling interest

The Acquisition, as described in Note 1, results in a noncontrolling interest of 10% being retained by the sellers. The fair value assigned to the noncontolling interest in the Brazilian Joint Venture was determined using the income approach, based on a discounted cash flow methodology. In accordance with the Purchase Agreement, the noncontrolling interest in the Brazilian Joint Venture is subject to certain put options and call options. The accounting guidance considers these options to be embedded features within the noncontrolling interest that require the noncontrolling interest to be classified within the balance sheet as redeemable equity. The redeemable noncontrolling interest in the Brazilian Joint Venture is presented at fair value in the amount of $22.4 million and has been included as an adjustment to Mezzanine equity in the Unaudited Pro Forma Condensed Combined Balance Sheet.

BLOOMIN’ BRANDS, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS - Continued
(IN THOUSANDS OF U.S. DOLLARS, UNLESS OTHERWISE NOTED)

5.    Notes to Unaudited Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)To reflect adjustments made to cash for the following:

Proceeds from borrowing on revolving credit facility	$100,000
Less: Acquisition purchase price	(110,519)
Less: Cash placed in indemnity escrow for unrecognized contingent losses	(10,080)
$(20,599)

(b)	To reflect the elimination of franchise and royalty receivables and payables from the historical consolidated balance sheets of Bloomin’ Brands, Inc. and the Brazilian Joint Venture.

(c)	To adjust the acquired property, fixtures, and equipment to fair value as of the acquisition date.

(d)	To reflect the write-off of the previously held equity investment of $40.5 million in the Brazilian Joint Venture.

(e)	To reflect goodwill resulting from the Acquisition, calculated as follows:

Acquisition purchase price	$110,519
Gain on remeasurement to fair value of previously held equity investment (see note (e)(1))	36,963
Write-off of previously held equity investment	40,453
Write-off of the accumulated foreign currency translation adjustment associated with the previously held equity investment	6,810
Write-off of historical intangible assets associated with the previously held equity investment	1,292
Remaining redeemable noncontrolling interest	22,380
Recognition of deferred income tax liability on purchase price fair value adjustments	29,741
Less: Fair value of assets acquired and liabilities assumed, net (2)	(77,717)
Less: Recognition of identifiable intangible assets acquired:
Reacquired franchise rights	(80,542)
Favorable leases	(4,139)
Unfavorable leases	1,758
$87,518

(1)Gain on remeasurement to fair value of the previously held equity investment in the Brazilian Joint Venture is computed as follows:

Fair value of the previously held equity investment	$138,149
Less: Carrying value of the previously held equity investment	(40,453)
Less: Carrying value of historical goodwill	(52,631)
Less: Carrying value of historical intangible assets associated with the previously held equity investment	(1,292)
Less: Accumulated foreign currency translation adjustment associated with the previously held equity investment	(6,810)
$36,963

BLOOMIN’ BRANDS, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS - Continued
(IN THOUSANDS OF U.S. DOLLARS, UNLESS OTHERWISE NOTED)

(2)Fair value of assets acquired and liabilities assumed, net is computed as follows:

Historical book value of assets acquired and liabilities assumed, net	$74,909
Remeasurement of assets acquired and liabilities assumed to fair value:
Fixed assets fair value adjustment	5,898
Write-off of deferred rent	978
Write-off of deferred lease incentive from the historical consolidated balance sheet of the Brazilian Joint Venture	1,417
Write-off of intangible assets from the historical consolidated balance sheet of the Brazilian Joint Venture	(2,573)
80,629
Reconciliation adjustment from BR GAAP to U.S. GAAP:
Recognition of liability for uncertain income tax positions in accordance with U.S. GAAP	(2,912)
$77,717

(f)To reflect the following:

Recognition of the following identifiable intangible assets acquired:
Reacquired franchise rights	$80,542
Favorable leases	4,139
Less: Write-off of the carrying value of the historical intangible assets associated with the previously held equity investment	(1,292)
Less: Write-off of intangible assets from the historical consolidated balance sheet of the Brazilian Joint Venture	(2,573)
$80,816

(g)	Reclassification adjustment to net deferred income tax asset with deferred income tax liability.

(h)	To reflect the write-off of deferred rent from the historical consolidated balance sheet of the Brazilian Joint Venture.

(i)	To reflect the following:

Recognition of deferred income tax liability on purchase price fair value adjustments	$29,741
Less: Reclassification adjustment to net deferred income tax asset with deferred income tax liability (see note (g))	(4,473)
$25,268

(j)	To reflect borrowing of $100.0 million from the Company’s revolving credit facility. Borrowings were repaid in full prior to December 31, 2013.

BLOOMIN’ BRANDS, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS - Continued
(IN THOUSANDS OF U.S. DOLLARS, UNLESS OTHERWISE NOTED)

(k)	To reflect the following:

Recognition of unfavorable lease liability at fair value	$1,758
Recognition of liability for uncertain tax positions in accordance with U.S. GAAP	2,912
Less: Write-off of deferred lease incentive from the historical balance sheet of the Brazilian Joint Venture	(1,417)
$3,253

(l)	To reflect the recognition at fair value of the 10% redeemable noncontrolling interest in the Brazilian Joint Venture retained by the sellers.

(m)	To reflect the elimination of the historical common stock of the Brazilian Joint Venture such that on a combined basis only the common stock of Bloomin’ Brands, Inc. remains.

(n)	To reflect adjustments to Accumulated deficit for the following:

Gain on remeasurement to fair value of previously held equity investment in the Brazilian Joint Venture, (see note (e)(1))	$36,963
Less: Elimination of historical retained earnings of the Brazilian Joint Venture	(65,105)
$(28,142)

(o)	To reflect the write-off of the foreign currency translation adjustment associated with the previously held equity investment.

(p)	To reflect the elimination of royalty revenue and royalty expense from the historical consolidated statements of operations of Bloomin’ Brands, Inc. and the Brazilian Joint Venture, respectively.

(q)	To reflect adjustments to Depreciation and amortization for stores opened as of January 1, 2012 (the assumed date of the transaction for pro forma statements of operations purposes) as follows:

	FOR THE YEAR ENDED DECEMBER 31, 2012	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013
Amortization expense resulting from the recognition of the reacquired franchise rights and favorable lease intangible assets	$7,245	$4,899
Incremental depreciation expense resulting from adjustments to fair value and depreciable lives of property, fixtures and equipment	1,666	1,238
Less: Current year amortization of intangible assets capitalized on the historical consolidated balance sheet of the Brazilian Joint Venture	(46)	(277)
	$8,865	$5,860

(r)
To reflect the reversal of professional fees associated with the Acquisition that are included in the historical results of Bloomin’ Brands, Inc. for the nine months ended September 30, 2013, which are not ongoing expenses.

(s)	To reflect the reversal of equity method income from the historical consolidated statements of operations of Bloomin’ Brands, Inc. resulting from the 50% ownership of the Brazilian Joint Venture.

BLOOMIN’ BRANDS, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS - Continued
(IN THOUSANDS OF U.S. DOLLARS, UNLESS OTHERWISE NOTED)

(t)	To reflect the following:

	FOR THE YEAR ENDED DECEMBER 31, 2012	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013
Recognition of provision for uncertain income tax positions in accordance with U.S. GAAP	$1,674	1,459
Less: Tax effect of the pro forma adjustments at the Brazilian statutory rate of 34% and combined pro forma income tax provision adjustment	(3,014)	(2,392)
	$(1,340)	$(933)

(u)	To reflect the net income attributable to the 10% redeemable noncontrolling interest in the Brazilian Joint Venture retained by the sellers, calculated as follows:

	FOR THE YEAR ENDED DECEMBER 31, 2012	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013
Historical consolidated net income of the Brazilian Joint Venture	$12,825	$15,416
Pro forma adjustments attributable to the Brazilian Joint Venture:
Depreciation and amortization (note (q))	(8,865)	(5,860)
Provision for income taxes (note (t))	1,340	533
	5,300	10,089
Remaining redeemable noncontrolling interest	10%	10%
	$530	$1,009